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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of El Paso Natural Gas Company on Form S-3 of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of El Paso Natural Gas Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, included in its Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

/s/ COOPERS & LYBRAND L.L.P.

Houston, Texas

December 18, 1997